Statement of Operations Committee Work

Committee Member

Thomas E. Zelibor

Scope of Work

Collaborate with and advise the Company’s chief executive officer in the development of, and in direct support of, the Company’s strategy, business goals and key initiatives, including:

A.

Strategy, Vision and Mission

1.

Mission Statement

2.

Executive Overview

3.

Business Plan

B.

External Support & Partnerships

1.

Market Plan & Matrix

2.

Interface with Terry Turpin

3.

Engage DARPA, Celestech, Lockheed Martin and other high profile Government and Military business opportunities

4.

Assist with building relationships with other key target customers

C.

External Communications

1.

Work with the Company’s Director of Communications and outside supplier on the design of a new website

2.

Assist with the temporary revisions to the existing website

3.

Assist the Company’s Director of Communications communicate a clear and consistent Company message

D.

Recruit of Key Personnel

1.

Commence the search process for key personnel focused to the right areas of need, co-opting with other board members

E.

Other related work

Compensation

The Committee member will be paid the following compensation, which shall be in addition to the compensation he receives for serving as a member of the board of directors:

A.

 Cash compensation: $600 per day payable monthly

B.

Equity compensation (restricted common stock): $167 per day payable upon the earlier of every 120 days or completion of Committee work

C.

Success Fee: 2% of any initial purchase order and/or contract from a new customer opened by Committee member not to exceed $5,000 per customer (i.e. $250,000 DARPA contract and a $500,000 DARPA contract would both equal a $5,000 success fee).